Exhibit 10.61

SECOND AMENDMENT TO THE

2006 ITT EDUCATIONAL SERVICES, INC. EQUITY COMPENSATION PLAN

WHEREAS, the shareholders of ITT Educational Services, Inc. (the “Company”) approved the 2006 ITT Educational Services, Inc. Equity Compensation Plan (the “Plan”) on May 9, 2006, and the Plan was subsequently amended by a First Amendment, which was adopted by the Board of Directors of the Company on October 24, 2006, in certain respects not requiring shareholder approval; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan further to ensure compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, to the extent applicable to the Plan, which amendments do not require shareholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.          The final paragraph of Subsection 2(g) of the Plan is hereby amended to read as follows:

Notwithstanding the preceding provisions of this Subsection or any other provision of the Plan, with respect to any provision or feature of the Plan, or of any Award Agreement, that constitutes or provides for a deferred compensation plan subject to Code Section 409A, the term "Change in Control" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and interpretive regulations.

2.	Subsection 2(q)(i) of the Plan is hereby amended to read as follows:

(q)          “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)           Where a public market exists for the Share, the Fair Market Value will be the closing sale price for a Share for the market trading day on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange or the principal securities exchange on which the Share is listed for trading, whichever is applicable, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

3.	Subsection 11(d) of the Plan is hereby amended to read as follows:

(d)          Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Shares, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Shares, payment will be made to each eligible Participant of the final value of the Performance Shares.

The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares (or a combination thereof).

4.	Subsection 12(d) of the Plan is hereby amended to read as follows:

(d)          Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Units, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Units, payment shall be made to each eligible Participant of the final value of the Performance Units. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof).

5.	Subsection 24(f) of the Plan is hereby amended to read as follows:

(f)           Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. With respect to any Award hereunder that constitutes "deferred compensation" within the meaning of Code Section 409A, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable on account of separation from service to a "specified employee," as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) months following the specified employee's separation from service; and (ii) an Award recipient will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A. The determination of which individuals are "specified employees" will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as are established from time to time by the Board, or its designee, in its discretion.

6.          This Second Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.

Adopted by the Board of Directors of ITT Educational Services, Inc. on July 24, 2007